SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report December 22, 2008
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)
2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)
(205) 444-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Stanley C. Erck as Director
BioCryst Pharmaceuticals, Inc. (the “Company”) announced that Stanley C. Erck, 53, has been elected to the Company’s Board of Directors, effective as of December 22, 2008.  Mr. Erck has over twenty years of experience in the biotechnology industry, most recently, from 2000 until 2008, serving as the President and Chief Executive Officer at Iomai Corporation in Gaithersburg, Maryland.
Prior to Iomai, he served as President and Chief Executive Officer of Procept, a publicly traded immunology company; as Vice President, Corporate Development at Integrated Genetics (now Genzyme), and in management positions within Baxter International. Mr. Erck currently sits on the Board of Directors of MacCyte and MdBio Foundation. Mr. Erck received his undergraduate degree from the University of Illinois and his Masters in Business Administration from the University of Chicago Graduate School of Business.
Pursuant to the Company’s Stock Incentive Plan Mr. Erck received an automatic grant of 8,333 options upon election, and is entitled to an annual grant of 15,000 options after each annual stockholders meeting. Mr. Erck will receive compensation consistent with the Company’s director compensation policy as described in the Company’s proxy statement.
Item 9.01. Financial Statements and Exhibits:

Exhibit No.	Description

99.1	Press Release dated December 23, 2008 entitled “BioCryst Elects Stanley C. Erck to its Board of Directors.”

SIGNATURES
               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2008	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane P. Barnes
Alane P. Barnes
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 23, 2008 entitled “BioCryst Elects Stanley C. Erck to its Board of Directors.”